Exhibit 10.9
EXECUTION COPY
MARKETING AGENT LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”), entered into as of November 16, 2004 (the “Effective Date”), is made by and among State Street Corporation, a Massachusetts domestic corporation, State Street Global Markets, LLC, a Delaware limited liability company and an affiliate of State Street Corporation (together, “Licensor”), World Gold Council, a not-for-profit association organized under Swiss law, and World Gold Trust Services, LLC, a Delaware corporation and wholly owned subsidiary of World Gold Council (together, “Licensee”).
     WHEREAS, the streetTRACKS® Gold Trust (the “Trust”) was established pursuant to the Trust Agreement entered into by and between Licensee and The Bank of New York (“BONY”) dated as of the date hereof (the “Trust Agreement”), pursuant to which the Trust will issue streetTRACKS® Gold Shares (the “Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Trust upon the deposit of gold bullion by Authorized Participants (as defined in the Trust Agreement) with HSBC Bank USA, as custodian of the Trust;
     WHEREAS, Licensor and Licensee entered into a Marketing Agent Agreement dated as of the date hereof (the “Marketing Agent Agreement”) whereby Licensee designated Licensor as the exclusive marketing agent of the Trust;
     WHEREAS, Licensor uses in commerce and owns in the United States all trade name and/or trademark rights and associated goodwill in the designations specified on Schedule 1 attached hereto (the “Licensor Marks”);
     WHEREAS, Licensor desires to grant Licensee certain rights to the Licensor Marks solely for use in connection with the Trust.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee (each a “Party” and collectively, the “Parties”) agree as follows:
1. DEFINITIONS.
     For the purposes of this Agreement, the following terms have the following meanings:
     (a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
     (b) “Agreement” has the meaning set forth in the preamble.
     (c) “BONY” has the meaning set forth in the recitals.

     (d) “Confidential Information” has the meaning set forth in Section 9(b).
     (e) “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     (f) “Effective Date” has the meaning set forth in the preamble.
     (g) “Indemnified Party” has the meaning set forth in Section 7(b).
     (h) “Indemnifying Party” has the meaning set forth in Section 7(b).
     (i) “License” has the meaning set forth in Section 2(a).
     (j) “Licensee” has the meaning set forth in the Preamble.
     (k) “Licensor” has the meaning set forth in the Preamble.
     (l) “Licensor Marks” has the meaning set forth in the recitals.
     (m) “Losses” has the meaning set forth in Section 7(a).
     (n) “Marketing Agent Agreement” has the meaning set forth in the recitals.
     (o) “Party(ies)” has the meaning set forth in the recitals.
     (p) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof.)
     (q) “Proceeding” has the meaning set forth in Section 7(b).
     (r) “Shares” has the meaning set forth in the recitals.
     (s) “Sublicensee” has the meaning set forth in Section 2(d).
     (t) “Trust” has the meaning set forth in the recitals.
     (u) “Trust Agreement” has the meaning set forth in the recitals.
2. LICENSE.
     (a) License to Licensor Marks. Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee a worldwide, non-exclusive, non-transferable (except as provided in Section 10(a)), royalty-free license to use, display and refer to Licensor’s name and the Licensor Marks set forth in Schedule 1 hereto, under the quality control of Licensor, for the purpose of establishing and operating the Trust, issuing and distributing the Shares and listing the Shares on the New York Stock Exchange (the “License”). All use of the Licensor Marks

under the Trademark License and all goodwill associated therewith shall inure to the exclusive benefit of Licensor. Licensee shall, at Licensor’s expense, fully cooperate with and assist Licensor in the prosecution or maintenance of any trademark, service mark, domain name or copyright application and ensuing registration concerning the Licensor Marks and shall execute any documents Licensor shall reasonably request in connection therewith.
     (b) Licensee’s Limited Right to Sublicense. The License granted herein shall include the limited right of Licensee to grant sublicenses to its Affiliates, partners, joint venturers, trustees, distributors, custodians and agents (each a “Sublicensee”), subject to the restrictions of this Agreement, and solely in connection with such Sublicensee’s performance of its services for Licensee related to the activities of Licensee permitted hereunder. In addition, Licensee shall include provisions in all such sublicenses that: (i) are identical in substance to Sections 3, 4 and 5 herein (with the references in such sublicenses to “Licensor” in Section 4(c) to continue to signify the Licensor defined herein); (ii) require Licensee to terminate such sublicenses, without penalty, if this Agreement is terminated for any reason; (iii) obligate Licensee to give the Sublicensee notice if this Agreement is terminated for any reason; and(iv) entitle Licensor herein to give such notice in the event that the Licensee fails to do so.
     (c) ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO LICENSEE IN THIS ARTICLE 2 ARE HEREBY RESERVED TO LICENSOR.
3. ENFORCEMENT.
     Licensee shall promptly (a) notify Licensor of any potential or actual infringement by a third party of the Licensor Marks of which Licensee becomes aware, and (b) provide to Licensor all evidence of such infringement in Licensee’s possession, custody or control. Licensor shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in Licensor’s favor. Licensor shall have sole control over any such action, including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between Licensor and any third party regarding the infringement, validity or enforceability of the Licensor Marks, Licensee agrees, at Licensor’s expense, to do all things reasonably requested by Licensor to assist Licensor in connection with such dispute.
4. TERM AND TERMINATION.
     (a) The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the expiration or termination of the Marketing Agent Agreement, unless earlier terminated pursuant to the terms of this Agreement (the “Term”).
     (b) Either Party may terminate this Agreement by written notice to the other Party at any time if the other Party materially breaches this Agreement and fails to cure such breach with thirty (30) days following written notice thereof from the non-breaching Party. Upon any termination or expiration of this Agreement, all rights and obligations under this Agreement (including Licensee’s rights under the License granted pursuant to Article 2, will immediately terminate; provided, however, that the provisions of Articles 1, 5, 6, 7, 8, 9 and 10, and any other provision that survives by its express terms, shall survive any termination or expiration of this Agreement.

     (c) On expiration or termination of this Agreement, Licensee shall immediately cease and desist from all use of the Licensor Marks, and any similar marks, and inventions or works based on or derivative thereof; and shall immediately deliver all products bearing or made in connection with the Licensor Marks, including without limitation all inventions or works based on or derivative thereof, to Licensor at the address set forth in the notice section below, or destroy them, at the option of Licensor.
5. ACKNOWLEDGMENT OF RIGHTS.
     (a) Licensee will not directly or indirectly: (i) challenge or contest the validity or enforceability of the Licensor Marks; (ii) dispute the validity, enforceability, or Licensor’s exclusive ownership of, any trademark, trade name or domain name application or registration owned by Licensor with respect to the Licensor Marks or initiate or participate in any proceeding of any kind opposing the grant to Licensor of any trademark, trade name, or domain name registration in the Licensor Marks or similar marks; (iii) fail to meet Licensor’s quality control with respect to the Licensor Marks or make any other use thereof other than as expressly permitted herein; (iv) apply to register or otherwise obtain registration of the Licensor Marks, or any marks similar thereto, in the patent and trademark or copyright office of any country or state, or with any business or domain name registrar; or (v) assist any other Person to do any of the foregoing (except if required by court order or subpoena); provided, however, the foregoing shall in no way limit Licensee’s ability to defend against or to mitigate any claim brought by Licensor against Licensee.
     (b) Any violation of this Article 5 will constitute a material breach of this Agreement.
6. REPRESENTATIONS AND WARRANTIES.
     (a) Each Party hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation, Bylaws or any other organizational document of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.
     (b) Licensor represents and warrants that it owns and/or has the right to license to Licensee the Licensor Marks in the United States and that to its actual knowledge, the Licensor Marks and Licensee’s use of the foregoing in accordance with this Agreement shall not infringe any copyright, trademark, trade secret or other intellectual property right of any third party.
     (c) EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, LICENSOR DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING

THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF LICENSOR TO LICENSEE AND ITS AFFILIATES UNDER OR RELATING TO THIS AGREEMENT AT ANY TIME EXCEED THE AGGREGATE AMOUNT OF THE FEES RECEIVED BY LICENSOR PURSUANT TO THIS AGREEMENT AND THE TRUST AGREEMENT PRIOR TO SUCH TIME EXCEPT THAT THIS LIMITATION SHALL NOT BE APPLICABLE TO A CLAIM BY LICENSEE FOR INDEMNIFICATION PURSUANT TO ARTICLE 7.
7. INDEMNITY.
     (a) Each Party shall defend, indemnify and hold harmless the other Party and such other Party’s Affiliates, employees, officers, directors, and agents from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) resulting from or arising in connection with the breach by the Indemnifying Party of any of its representations, warranties, covenants or obligations contained in this Agreement.
     (b) If any action, suit, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) is brought or asserted against a Party for which indemnification is sought under this Agreement, the Party seeking indemnification (the “Indemnified Party”) shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the “Indemnifying Party”) of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party’s ability to obtain indemnification from the Indemnifying Party unless such failure adversely affects the Indemnifying Party’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to the Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, in which case all attorney’s fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless (i) the Indemnifying Party expressly agrees in writing to pay such fees and expenses, (ii) there is such a conflict of interest between the Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both Parties simultaneously, (iii) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (iv) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying

Party. In each of cases (i) through (iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or settlement of such Proceeding may be effected by either Party without the other Party’s consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. Neither Party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.
8. LIMITATION OF LIABILITY.
     EXCEPT FOR EACH PARTY’S OBLIGATION TO INDEMNIFY THE OTHER PARTY FOR LOSSES PURSUANT TO ARTICLE 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
9. CONFIDENTIALITY.
     (a) Public Statements. Except as consented to by the other Party (such consent not to be unreasonably withheld or delayed) or as otherwise specifically set forth herein, neither Party will issue any public statement relating to or in any way disclosing any aspect of the matter contemplated by this Agreement, including the scope and the specific terms hereof. The obligations of the Parties under this Section 9(a) are in addition to their respective obligations pursuant to Section 9(b) but shall not limit the exceptions to public disclosure specifically referred to in Section 9(b) paragraphs (i) through (v). This Section 9(a) will in no way limit either Party’s ability to (i) respond to customary press inquiries or otherwise make public or private statements not otherwise disclosing the Confidential Information (as defined below) or the specific terms of this Agreement in the normal course of its business and/or in connection with the obligations hereunder, or (ii) provide necessary information to prospective Sublicensees and Authorized Participants and such Party’s personnel, agents, representatives and consultants.
     (b) Confidentiality. Except as provided below, all business, financial, marketing and product information disclosed to the other Party orally or in writing is deemed confidential, restricted and proprietary to the disclosing Party (the “Confidential Information”). Each Party agrees to use the Confidential Information received from the other Party only for the purpose of this Agreement. The Confidential Information disclosed or supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Party must provide the same degree of care to avoid disclosure or unauthorized use of the Confidential Information as it accords to protect its own similar proprietary information, but in no event less than reasonable care under the circumstances. All Confidential Information must be retained by the receiving Party in a secure place with access limited to only such of its employees, subcontractors, suppliers or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Party has consented to by prior written approval. All Confidential Information, unless otherwise specified in writing (x) remains the property of the disclosing Party, (y) must be used by the receiving Party only for the purpose for which it was intended, and (z) including all copies thereof, must be returned to the disclosing Party or destroyed after the receiving Party’s need for it has expired or upon request of the disclosing Party, and, in any event, upon expiration or termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that the Confidential Information not returned to the disclosing Party has been destroyed. The obligation of confidentiality set forth in this Section 9(b) shall survive expiration or termination of this Agreement for a period of three (3) years. For the purpose hereof, the Confidential Information shall not include information, to the extent evidenced by reasonable documentation, that:
(i)	is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed unauthorized disclosure or use by the receiving Party;

(ii)	prior to disclosure pursuant to this Agreement, is properly within the legitimate possession of the receiving Party;

(iii)	subsequent to disclosure pursuant to this Agreement, is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(iv)	is obligated to be produced under order of a court or other similar requirement, rule or regulation of any governmental authorities, so long as the Party required to disclose the information provides the disclosing Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or

(v)	the disclosing Party agrees in writing is free of such restrictions.
     The Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this Section 9(b). Each Party represents and warrants that it has the right to disclose all Confidential Information which it has disclosed to the other Party pursuant to this Agreement, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party’s proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, in respect of any Confidential Information.
10. MISCELLANEOUS PROVISIONS.
     (a) Assignment. Licensee may not assign or otherwise transfer (whether by operation of law or otherwise) any right or obligation under this Agreement without the prior written consent of Licensor; provided, however, that Licensee may grant sublicenses as provided herein. Such consent shall be deemed given with respect to an assignment or transfer (whether by operation of law or otherwise) of the entire Agreement, including all rights and obligations hereunder, to a successor in interest or assignee of substantially all of the assets of Licensee, provided that Licensee has given prompt written notice thereof to Licensor. This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Section 10(a) will be void.
     (b) Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction (except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted). It is the intent of the Parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each Party agrees that any legal action, proceeding, controversy or claim between the Parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or, if that Court lacks or declines to exercise subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County, and by execution of this Agreement each Party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each Party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the Parties arising out of or relating to the Agreement.
     (c) Exclusive Jurisdiction and Venue. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.
     (d) Entire Agreement. This Agreement sets forth the entire agreement of the Parties as to its subject matter and supercedes all prior agreements, negotiations, representations, and promises between them with respect to its subject matter.
     (e) Unenforceable Provisions. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties’ intent.
     (f) Relationship of the Parties. Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the Parties.
     (g) Notices. A notice under this Agreement is not sufficient unless it is: (i) in writing; (ii) addressed using the contact information listed below for the Party to which the notice is being given (or using updated contact information which that Party has specified by written notice in accordance with this Article); and (iii) sent by hand delivery, facsimile transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).
Contact Information for Licensor:
State Street Corporation
225 Franklin Street
Boston, Massachusetts 02110
Attn: General Counsel
Telephone: (617) 786-3000
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attn: Gus Fleites
Telephone: (617) 664-4489
Facsimile: (617) 664-2669
and to:
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attn: Bob Guerin
Telephone: (617) 664-5028
Facsimile: (617) 664-2669
Contact Information for Licensee:
World Gold Council
45 Pall Mall
London, MY 5JG
Attn: James Burton
Telephone: 011 44 207826 4700
Facsimile: 011 44 207826 4799
World Gold Trust Services, LLC:
444 Madison Avenue
New York, New York 10022
Telephone: (212) 317-3800
Facsimile: (212) 688-0410
     (h) Amendments. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties.
     (i) Waivers. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.
     (j) Counterparts. The Parties may execute this Agreement by signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

STATE STREET CORPORATION

By: Name:	/s/ Charles C. Cutrell, III Charles C. Cutrell, III
Title:	EVP, General Counsel and Secretary

STATE STREET GLOBAL MARKETS, LLC

By: Name:	/s/ Catherine R. Norcott Catherine R. Norcott
Title:	Managing Director

WORLD GOLD COUNCIL

By: Name:	/s/ James E. Burton James E. Burton
Title:	Chief Executive Officer

WORLD GOLD TRUST SERVICES, LLC

By: Name:	/s/ J. Stuart Thomas J. Stuart Thomas
Title:	Managing Director
[Signature Page to License Agreement]

Schedule 1
LICENSOR MARKS
     streetTRACKS® is a registered service mark of State Street Corporation, an affiliate of State Street Global Markets, LLC, the marketing agent of the Trust.
     The registration number for streetTRACKS® is #2,489,489 as registered on September 11, 2001.